UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, the Compensation Committee of the Board of Directors approved contingent payments for designated employees that would be payable upon a change in control of the Company. Under this program, which is intended to provide a retention and performance incentive supplemental to existing change-of-control agreements, David Wagenseller, Vice President and Chief Financial Officer, would receive cash payments of up to $50,000 upon a change in control, with a partial payment of such amount upon an agreement in principle for such an event. The program will expire December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012

Network Equipment Technologies, Inc.

By:	/s/ KAREN C. CARTE
Name:	Karen C. Carte
Title:	Vice President and Chief Accounting Officer (principal accounting officer)